              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


        We have issued our report dated May 23, 1997, accompanying the financial statements and schedules included in the Kent Electronics Corporation Tax-Deferred Savings and Retirement Plan and Trust's Form 11-K for the year ended December 31, 1996. We hereby consent to the incorporation by reference of said report in the Registration Statement of Kent Electronics Corporation on Form S-8 (File No. 33-18527).


GRANT THORNTON LLP

Houston, Texas
June 27, 1997